EXHIBIT 10.1A

Exhibit A: [Proposed] Order GRANTING PRELIMINARY APPROVAL

UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF SOUTH CAROLINA

CHARLESTON DIVISION

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IN RE: AQUEOUS FILM-FORMING	)	MDL No. 2:18-mn-2873
FOAMS PRODUCTS LIABILITY	)
LITIGATION	)
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[PROPOSED] ORDER GRANTING
PRELIMINARY APPROVAL OF Settlement AGREEMENT

Before the Court is the Motion of proposed Class Counsel for Preliminary Approval of Settlement Agreement (the “Preliminary Approval Motion”), pursuant to Rules 23(a), 23(b), and 23(e) of the Federal Rules of Civil Procedure, which seeks: (1) Preliminary Approval of the Settlement Agreement; (2) preliminary certification, for settlement purposes only, of the Settlement Class; (3) approval of the form of Notice to the Settlement Class; (4) approval of the Notice Plan; (5) appointment of Class Counsel; (6) appointment of Class Representatives; (7) appointment of the Notice Administrator; (8) appointment of the Claims Administrator; (9) appointment of the Special Master; (10) appointment of the Escrow Agent; (11) approval of the Escrow Agreement; (12) establishment of the Qualified Settlement Fund; (13) scheduling of a Final Fairness Hearing; and (14) a stay of all proceedings brought by Releasing Persons in the MDL and in other Litigation in any forum as to Settling Defendants, and an injunction against the filing of any new such proceedings.

Exhibit A Page 1

EXHIBIT 10.1A

WHEREAS, a proposed Settlement Agreement has been reached by and among (i) Class Representatives, individually and on behalf of the Settlement Class Members, by and through Class Counsel, and (ii) defendants The Chemours Company, The Chemours Company FC, LLC, DuPont de Nemours, Inc., Corteva, Inc., and E.I. DuPont de Nemours and Company n/k/a EIDP, Inc.;

WHEREAS, the Court, for the purposes of this Order Granting Preliminary Approval, adopts all defined terms as set forth in the Settlement Agreement;

WHEREAS, this matter has come before the Court pursuant to the Preliminary Approval Motion;

WHEREAS, Settling Defendants do not oppose the Court’s entry of this Order Granting Preliminary Approval;

WHEREAS, the Court finds that it has jurisdiction over the action and each of the Parties for purposes of settlement and asserts jurisdiction over the Class Representatives for purposes of considering and effectuating the Settlement Agreement;

[WHEREAS, the Court held a hearing on the Preliminary Approval Motion on _______________, 2023; and]

WHEREAS, the Court has considered all of the presentations and submissions related to the Preliminary Approval Motion and, having presided over and managed the proceedings in the MDL as Transferee Judge since December 7, 2018, pursuant to the Transfer Order of the same date, is familiar with the facts, contentions, claims, and defenses as they have developed in these proceedings, and is otherwise fully advised of all relevant facts in connection therewith;

Exhibit A Page 2

EXHIBIT 10.1A

IT IS HEREBY ORDERED AS FOLLOWS:

I.
PRELIMINARY APPROVAL OF SETTLEMENT AGREEMENT
1.
The Court finds that the requirements of Rules 23(a)(1)‑(4), 23(b), and 23(e) of the Federal Rules of Civil Procedure have been satisfied for purposes of preliminary approval of the Settlement Agreement, such that notice of the Settlement Agreement should be directed to Settlement Class Members and a Final Fairness Hearing should be set.
2.
The Settlement Agreement, including all Exhibits attached thereto, is preliminarily approved by the Court.
II.
FINDINGS REGARDING THE SETTLEMENT CLASS
1.
The Settlement Class consists of, only for purposes of the Settlement Agreement:
(a)
All Public Water Systems in the United States of America that draw or otherwise collect from any Water Source that, on or before the Settlement Date, was tested or otherwise analyzed for PFAS and found to contain any PFAS at any level; and
(b)
All Public Water Systems in the United States of America that, as of the Settlement Date, are (i) subject to the monitoring rules set forth in UCMR 5 (i.e., “large” systems serving more than 10,000 people and “small” systems serving between 3,300 and 10,000 people), or (ii) required under applicable state or federal law to test or otherwise analyze any of their Water Sources or the water they provide for PFAS before the UCMR 5 Deadline.

Exhibit A Page 3

EXHIBIT 10.1A

2.
The following are excluded from the Settlement Class:
(c)
Any Public Water System that is located in Bladen, Brunswick, Columbus, Cumberland, New Hanover, Pender, or Robeson counties in North Carolina; provided, however, that any such system otherwise falling within clauses (a) or (b) of Paragraph 3 of this Order will be included within the Settlement Class if it so requests.
(d)
Any Public Water System that is owned and operated by a State government and cannot sue or be sued in its own name, which systems within clauses (a) and (b)(i) of Paragraph 3 of this Order are listed in Exhibit I to the Settlement Agreement.
(e)
Any Public Water System that is owned and operated by the federal government and cannot sue or be sued in its own name, which systems within clauses (a) and (b)(i) of Paragraph 3 of this Order are listed in Exhibit J to the Settlement Agreement.
(f)
Any privately owned well or surface water system that is not owned by, used by, or otherwise part of, and does not draw water from, a Public Water System within the Settlement Class.
5.
The Court finds that it will likely be able to certify the Settlement Class for purposes of judgment on the proposed Settlement Agreement. The Settlement Class is likely to meet the numerosity, commonality, typicality, and adequacy requirements of Rule 23(a)(1)-(4) of the Federal Rules of Civil Procedure and the predominance and superiority requirements of Rule 23(b)(3) of the Federal Rules of Civil Procedure.

Exhibit A Page 4

EXHIBIT 10.1A

6.
The following Class Representatives are preliminarily appointed for purposes of the Settlement: City of Camden Water Services; City of Brockton; City of Sioux Falls; California Water Service Company; City of Delray Beach; Coraopolis Water & Sewer Authority; Verona; Dutchess County Water and Wastewater Authority and Dalton Farms Water System; South Shore; City of Freeport; Martinsburg Municipal Authority; Seaman Cottages; Village of Bridgeport; City of Benwood; Niagara County; City of Pineville; City of Iuka; and City of Amory.
7.
Michael A. London and the law firm of Douglas & London; Scott Summy and the law firm of Baron & Budd; Paul J. Napoli and the law firm of Napoli Shkolnik; and Elizabeth Fegan and the law firm of Fegan Scott LLC are preliminarily appointed as Class Counsel under Rule 23(g)(3) of the Federal Rules of Civil Procedure.
III.
FINDINGS REGARDING THE SETTLEMENT AGREEMENT
5.
Under Rule 23(e)(2) of the Federal Rules of Civil Procedure, in order to approve the proposed Settlement Agreement, the Court must determine whether it is fair, reasonable, and adequate. Rule 23(e)(2) sets forth factors that the Court must consider in reaching that determination.
6.
The Parties have provided the Court sufficient information, including in the Preliminary Approval Motion and related submissions and presentations, to enable the Court to determine whether to give notice of the proposed Settlement Agreement to the Settlement Class. The proposed Settlement Agreement is the product of intensive, arm’s-length, non-collusive negotiations overseen by the Court-appointed mediator, Honorable Layn Phillips; has no obvious deficiencies; does not improperly grant preferential treatment to the Class Representatives; and is fair, reasonable, and adequate. Accordingly, the Court has taken the Rule 23(e)(2) factors and applicable precedent into account in finding that it will likely be able to approve the proposed Settlement Agreement as fair, reasonable, and adequate.

Exhibit A Page 5

EXHIBIT 10.1A

7.
The Court finds that it will likely be able to approve, under Rule 23(e)(2) of the Federal Rules of Civil Procedure, the proposed Settlement Agreement.
IV.
NOTICE TO SETTLEMENT CLASS MEMBERS
5.
Under Rule 23(c)(2) of the Federal Rules of Civil Procedure, the Court finds that the Notice set forth in Exhibit E to the Settlement Agreement, the Summary Notice set forth in Exhibit F to the Settlement Agreement, and the Notice Plan set forth in Exhibit G to the Settlement Agreement, (a) is the best practicable notice; (b) is reasonably calculated under the circumstances to apprise Settlement Class Members of the pendency of this action and the Settlement Agreement and of their right to object to or exclude themselves from the proposed Settlement Class; (c) is reasonable and constitutes due, adequate, and sufficient notice to all Persons entitled to receive notice; and (d) meets all applicable requirements of Rule 23 of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), and other applicable laws and rules.
6.
The Court approves the Notice, the Summary Notice, and the Notice Plan, and hereby directs that the Notice and the Summary Notice be disseminated pursuant to the Notice Plan to Settlement Class Members under Rule 23(e)(1) of the Federal Rules of Civil Procedure.
7.
The Notice Plan shall commence no later than fourteen (14) calendar days after entry of this Order Granting Preliminary Approval, on _______________, 2023, so as to commence the period during which Settlement Class Members may opt out from the Settlement Class and Settlement or object to the Settlement.
V.
PROCEDURE FOR REQUESTS FOR EXCLUSION AND OBJECTIONS
5.
The procedure for Requests for Exclusion set forth in Paragraph 9.7 of the Settlement Agreement and the instructions in the Notice regarding the procedures that must be followed to opt out of the Settlement Class and Settlement are approved.

Exhibit A Page 6

EXHIBIT 10.1A

6.
Any Settlement Class Member wishing to opt out of the Settlement Class and Settlement must submit a written Request for Exclusion to the Notice Administrator, and serve a copy of such written request on Class Counsel and Settling Defendants’ Counsel at the addresses set forth in the Notice. Such written request must be received by the Notice Administrator no later than the date sixty (60) calendar days following the commencement of the Notice Plan (as described in Paragraph 13 of this Order), which is the last day of the opt out period. The last day of the opt out period is _______________, 2023.
7.
To be effective, the Request for Exclusion must certify, under penalty of perjury in accordance with 28 U.S.C. § 1746, that the filer has been legally authorized to exclude the Person from the Settlement and must: (a) provide an affidavit or other proof of the standing of the Person requesting exclusion and why they would be a Settlement Class Member absent the Request for Exclusion; (b) provide the filer’s name, address, telephone and facsimile number and email address (if available); (c) provide the name, address, telephone number, and e-mail address (if available) of the Person whose exclusion is requested; and (d) be received by the Notice Administrator no later than the date specified in Paragraph 15 of this Order. No “mass,” “class,” “group” or otherwise combined Request for Exclusion shall be valid, and no Person within the Settlement Class may submit a Request for Exclusion on behalf of any other Settlement Class Member. Any Settlement Class Member that does not submit a timely and valid Request for Exclusion submits to the jurisdiction of the Court and, unless the Settlement Class Member submits an Objection that complies with the provisions of Paragraphs 19 through 21 of this Order, shall waive and forfeit any and all objections the Settlement Class Member may have asserted.

Exhibit A Page 7

EXHIBIT 10.1A

8.
Pursuant to Section 10 of the Settlement Agreement, the Settling Defendants shall have the option, in their sole discretion, to terminate the Settlement Agreement following notice of Requests for Exclusion if any of the conditions set forth in Paragraph 10.1 of the Settlement Agreement are satisfied. Settling Defendants shall have until fourteen (14) Business Days after the deadline for submitting Requests for Exclusion set forth in Paragraph 15 of this Order to provide Class Counsel notice of their exercise of the Walk-Away Right. The Notice Administrator shall provide Settling Defendants access to all Requests for Exclusion as they are served on the Notice Administrator.
9.
The procedure for objecting to the Settlement or to an award of fees or expenses to Class Counsel, as set forth in Paragraph 9.6 of the Settlement Agreement, is approved.

Exhibit A Page 8

EXHIBIT 10.1A

10.
A Settlement Class Member who wishes to object to the Settlement or to an award of fees or expenses to Class Counsel must file a written and signed statement designated “Objection” with the Clerk of the Court and serve a copy of such Objection on Class Counsel and Settling Defendants’ Counsel at the addresses set forth in the Notice. All Objections must certify, under penalty of perjury in accordance with 28 U.S.C. § 1746, that the filer has been legally authorized to object on behalf of the Settlement Class Member and must provide (a) an affidavit or other proof of the Settlement Class Member’s standing; (b) the name, address, telephone and facsimile number and email address (if available) of the filer and the Settlement Class Member; (c) the name, address, telephone, and facsimile number and email address (if available) of any counsel representing the Settlement Class Member; (d) all objections asserted by the Settlement Class Member and the specific reason(s) for each objection, including all legal support and evidence the Settlement Class Member wishes to bring to the Court’s attention; (e) an indication as to whether the Settlement Class Member wishes to appear at the Final Fairness Hearing; and (f) the identity of all witnesses the Settlement Class Member may call to testify.
11.
All Objections shall be filed and served no later than the date sixty (60) calendar days following the commencement of the Notice Plan (as described in Paragraph 13 of this Order), which is the last day of the objection period. The last day of the objection period is _______________, 2023. Any Objection not filed and served by such date shall be deemed waived.

Exhibit A Page 9

EXHIBIT 10.1A

12.
A Settlement Class Member may object either on its own or through an attorney hired at that Settlement Class Member’s own expense, provided the Settlement Class Member has not submitted a written Request for Exclusion. An attorney asserting objections on behalf of a Settlement Class Member must, no later than the deadline for filing Objections specified in Paragraph 20 of this Order, file a notice of appearance with the Clerk of Court and serve a copy of such notice on Class Counsel and Settling Defendants’ Counsel at the addresses set forth in the Notice.
13.
Any Settlement Class Member who fully complies with the provisions of Paragraph 9.6 of the Settlement Agreement and Paragraphs 19 through 21 of this Order may, in the Court’s discretion, appear at the Final Fairness Hearing to object to the Settlement or to the award of fees and costs to Class Counsel. Any Settlement Class Member who fails to comply with the provisions of Paragraph 9.6 of the Settlement Agreement and Paragraphs 19 through 21 of this Order shall waive and forfeit any and all objections the Settlement Class Member may have asserted.
14.
The assertion of an Objection does not operate to opt the Person asserting it out of, or otherwise exclude that Person from, the Settlement Class. A Person within the Settlement Class can opt out of the Settlement Class and Settlement only by submitting a valid and timely Request for Exclusion in accordance with the provisions of Paragraph 9.7 of the Settlement Agreement and Paragraphs 15 to 16 this Order.
15.
No later than fifteen (15) calendar days prior to the date set for the Fairness Hearing, i.e., by _______________, 202__, the Notice Administrator shall prepare and file with the Court, and serve on Class Counsel and Settling Defendants’ Counsel, a list of all Persons who have timely filed and served Requests for Exclusion or Objections.

Exhibit A Page 10

EXHIBIT 10.1A

VI.
FINAL FAIRNESS HEARING
5.
A Final Fairness Hearing shall take place on the ______ day of ___________, 202_ at ________ o’clock in the a.m./p.m., at which the Court will consider submissions regarding the proposed Settlement Agreement, including any Objections, and whether: (a) to approve thereafter the Settlement Agreement as fair, reasonable, and adequate, pursuant to Rule 23 of the Federal Rules of Civil Procedure, (b) to certify the Settlement Class, and (c) to enter the Order Granting Final Approval; (d) enter judgment dismissing the Released Claims as set forth in the Settlement Agreement; and (e) permanently enjoin any Settlement Class Member from asserting or pursuing any Released Claim against any Released Person in any forum as provided in Paragraph 9.8 of the Settlement Agreement. The Final Fairness Hearing shall be subject to adjournment by the Court without further notice, other than that which may be posted by the Court on the Court’s website.
6.
Class Counsel and Settling Defendants’ Counsel shall file any response to any Objections, or any papers in support of Final Approval of the Settlement Agreement, no fewer than fourteen (14) calendar days prior to the date set for the Final Fairness Hearing, i.e., by _______________, 202_.
7.
Class Counsel shall file a motion for attorneys’ fees, costs, and Class Representative service awards at least twenty (20) Business Days prior to the deadline for submitting Objections set forth in Paragraph 20 of this Order.

Exhibit A Page 11

EXHIBIT 10.1A

VII.
STAY ORDER AND INJUNCTION
5.
All litigation in any forum brought by or on behalf of a Releasing Person and that asserts a Released Claim, and all Claims and proceedings therein, are hereby stayed as to the Released Persons, except as to proceedings that may be necessary to implement the Settlement. All Releasing Persons are enjoined from filing or prosecuting any Claim in any forum or jurisdiction (whether federal, state, or otherwise) against any of the Released Persons, and any such filings are stayed; provided, however, that this Paragraph shall not apply to any Person who files a timely and valid Request for Exclusion beginning as of the date such Request for Exclusion becomes effective. The provisions of this Paragraph will remain in effect until the earlier of (i) the Effective Date, in which case such provisions shall be superseded by the provisions of the Order Granting Final Approval, and (ii) the termination of the Settlement Agreement in accordance with its terms. This Order is entered pursuant to the Court’s Rule 23(e) findings set forth above, in aid of its jurisdiction over the members of the proposed Settlement Class and the settlement approval process under Rule 23(e).
VIII.
OTHER PROVISIONS
5.
Matthew Garretson of Wolf/Garretson LLC, P.O. Box 2806, Park City, UT 8406 is appointed to serve as the Special Master and is appointed as the “administrator” of the Qualified Settlement Fund escrow account within the meaning of Treasury Regulations § 1.468B-2(k)(3).
6.
Dustin Mire of Eisner Advisory Group, 8550 United Plaza Boulevard, Suite #1001, Baton Rouge, LA is appointed to serve as the Claims Administrator.
7.
Robyn Griffin, The Huntington National Bank, One Rockefeller Center, 10th Floor, New York, NY 10020 is appointed to serve as the Escrow Agent.
8.
Steven Weisbrot, Angeion Group, 1650 Arch Street, Suite 2210, Philadelphia, PA 19103, is appointed to serve as the Notice Administrator.

Exhibit A Page 12

EXHIBIT 10.1A

9.
The Court has reviewed the proposed Escrow Agreement and Section 7 of the Settlement Agreement and approves the Escrow Agreement and Section 7 of the Settlement Agreement and authorizes that the escrow account established pursuant to the Escrow Agreement be established as a “qualified settlement fund” within the meaning of Treasury Regulations § 1.468B-1. Such account shall constitute the Qualified Settlement Fund as defined in the Settlement Agreement.
10.
The “holdback assessment” required by Case Management Order No. 3 (Entry No. 72), entered by the Court on April 26, 2019, shall be assessed upon the Effective Date, before any portion of the Settlement Funds is distributed to Settlement Class Members or Class Counsel.
11.
If the Settlement Agreement is terminated or is not consummated for any reason, the Court’s findings with respect to certification of the Settlement Class shall be void, the Litigation against the Released Persons for all purposes will revert to its status as of the Settlement Date, and any unexpended Settlement Funds shall be returned to Settling Defendants as provided in Paragraphs 9.9, 9.10, or 10.4 of the Settlement Agreement, as applicable. In such event, Settling Defendants will not be deemed to have consented to certification of any class, and will retain all rights to oppose, appeal, or otherwise challenge, legally or procedurally, class certification or any other issue in the Litigation. Likewise, if the Settlement does not reach Final Judgment, then the participation in the Settlement by any Class Representative or Settlement Class Member cannot be raised as a defense to their claims.

Exhibit A Page 13

EXHIBIT 10.1A

12.
The deadlines set forth in Paragraphs 13, 15, 20, and 24 of this Order may be extended, and the Final Fairness Hearing may be adjourned, by Order of the Court, for good cause shown, without further notice to the Settlement Class Members, except that notice of any such extensions or adjournments shall be posted on a website maintained by the Notice Administrator, as set forth in the Notice.
13.
Class Counsel, Settling Defendants’ Counsel, the Special Master, the Notice Administrator, and the Escrow Agent are authorized to take, without further Court approval, all actions under the Settlement Agreement that are permitted or required to be taken following entry of this Order Granting Preliminary Approval and prior to entry of the Order Granting Final Approval, including effectuation of the Notice Plan.
14.
Class Counsel and Settling Defendants’ Counsel are authorized to use all reasonable procedures in connection with administration and obtaining approval of the Settlement Agreement that are not materially inconsistent with this Order Granting Preliminary Approval or the Settlement Agreement, including making, without further approval of the Court or notice to Settlement Class Members, minor changes to the Settlement Agreement, to the form or content of the Notice, or otherwise to the extent the Parties jointly agree such minor changes are reasonable and necessary.
15.
The Court shall maintain continuing jurisdiction over these proceedings (including over the administration of the Qualified Settlement Fund) for the benefit of the Settlement Class.

SO ORDERED this _______ day of ____________, 2023.

The Honorable Richard M. Gergel

United States District Judge

Exhibit A Page 14